                                                                     Exhibit 4.2


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             FRONTIER CORPORATION

                              7.25% NOTE DUE 2004

REGISTERED                                                      PRINCIPAL AMOUNT
No.: R-1                                                        $
                                                                 ---------------
CUSIP No.: 35906P AA 3

     FRONTIER CORPORATION, a business corporation incorporated and existing under the laws of the State of New York (hereinafter called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, upon presentation, the principal sum of ___________________ and 00/100 Dollars ($___________) on May 15, 2004, and to pay interest thereon from April 27, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year, commencing November 15, 1997, at the rate of 7.25% per annum, until the entire principal hereof is paid or made available for payment. Any capitalized term not defined herein shall have the meaning assigned to it in that certain Indenture by and between the Company and The Chase Manhattan Bank, a New York banking corporation, dated as of May 21, 1997. The interest so payable on any Interest Payment Date will, as provided for in the Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and interest on, the Securities will be made to The Depository Trust Company or its nominee at the corporate trust office of the Trustee, located initially at 450 West 33rd Street, New York, New York 10001, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts; provided, however, that at the option of the Company, payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the United States. The Company is not required to maintain an office or agency for such payment in the City of New York.

     Securities of this series may be redeemed as a whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' notice mailed to registered Holders thereof, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus ten (10) basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                       FRONTIER CORPORATION

                                       By:
                                          ----------------------------

Date:             , 1997
     -------------

ATTEST:

By:
   ----------------------------

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                    ---------------------------------------

     This is one of the Securities of the series referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee


By:                                       Date:                     , 1997
   --------------------------------            ---------------------
         Authorized Officer

                             FRONTIER CORPORATION

                              7.25% NOTE DUE 2004

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Any capitalized term not defined herein shall have the meaning assigned to it in the Indenture. This Security is one of the series designated on the first page hereof, limited in aggregate principal amount to Three Hundred Million and 00/100 Dollars ($300,000,000.00)

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations or (C) if the Trustee is able to obtain only one Reference Treasury Dealer Quotation from the Reference Treasury Dealers, such Quotation. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York City time on the third business day preceding such redemption date.

     "Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or title retention agreement or any lease in the nature thereof, any capital lease obligation and any sale and lease back transaction) and any agreement to give or refrain from any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc, Lehman Brothers, Chase Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New YorK City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     If at any time the Company or any of its subsidiaries mortgages, pledges or otherwise subjects to or permits to exist any Lien on the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Company will (or will cause such subsidiary to) secure the outstanding Securities of this series, and, if the Company elects, any other obligations of the Company ranking on a parity with the Securities of this series, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or other Lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to (a) the creation, extension, renewal or refunding of purchase-money mortgages or liens,
(b) landlords' liens, (c) liens with respect to the sale or financing of accounts or chattel paper, (d) liens to which any property or asset acquired by the Company or such subsidiary is subject as of the date of its acquisition,
(e) the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company or such subsidiary to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to worker's compensation, unemployment insurance, old age pensions or other social security, or with any court, board commission, or governmental agency as security incident to the proper conduct of any proceeding before it, or (f) other Liens not otherwise permitted securing obligations in an aggregate amount not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00).

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

     If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Securities of this series do not have the benefit of any sinking fund obligation.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of this series, (ii) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (iii) such Holder or Holders have offered reasonable indemnity to the Trustee against the costs, expenses (including expenses of counsel) and liabilities to be incurred in compliance with such request, (iv) the Trustee shall have failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity, and
(v) the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium, if any) or any interest thereon on or after the respective due dates expressed herein.


     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, premium, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as required by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. In no event shall the Company be required to pay any Additional Amounts as contemplated by the Indenture.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any promoter, as such or, against any past, present or future stockholder, partner, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

     THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM -         as tenants in common              UNIF GIFT MIN ACT -
TEN ENT  -         as tenants by the entities                Custodian
                                                       ------         --------
JT TEN   -         as joint tenants with right         (Cust)          (Minor)
                   of survivorship and not as      Under Uniform Gifts to Minors
                   tenants in common               Act
                                                      --------------------
                                                             (State)

Additional abbreviations may also be used though not in the above list.

                   --------------------------------------

Social Security or taxpayer I.D. or other identifying number of assignee.


------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (name and address of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                  , attorney to transfer said Note on the books kept
           -----------------
for registration thereof, with full power of substitution in the premises.

Dated:
      -------------------



                                           ------------------------------------